EXHIBIT 16(i)

[Letterhead of Davidson & Company]
 The Stock Exchange Tower
1200-609 Granville Street
P.O. Box 10372 Pacific Center
Vancouver
British Columbia V7Y 1G6
Canada

March 19, 2003

Office of the Chief Accountant
 Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

Ladies and Gentlemen

We have read the statements about our firm included under Item 4 in the Form 8-K dated March 19, 2003 of ASP Ventures Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

"DAVIDSON & COMPANY"

DAVIDSON & COMPANY

Chartered Accountants